UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 13, 2026

MaxLinear, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34666	14-1896129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5966 La Place Court, Suite 100, Carlsbad, California 92008
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (760) 692-0711
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	MXL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Election of Director
On February 13, 2026, the board of directors (the “Board”) of MaxLinear, Inc. (the “Company,” “we,” “us” or “our”) fixed the size of the Board to eight directors and appointed Kris Sennesael to serve as a member of the Board, effective immediately. Mr. Sennesael will serve as a Class I director with a term expiring at the Company’s 2028 annual meeting of stockholders. Mr. Sennesael was also appointed to the Audit Committee of the Board, effective immediately.
In connection with Mr. Sennesael’s appointment to the Board, under our compensation program, Mr. Sennesael will be entitled to a base annual retainer of $60,000 per year for service as a Board member and a base annual retainer of $10,000 for his service as an Audit Committee member. In addition, in accordance with our outside director equity compensation policy, we granted Mr. Sennesael a restricted stock on the date of his appointment to the Board having an estimated fair value on the grant date of $380,000 (the “initial award”). The number of shares subject to the initial award was determined by dividing $380,000 by the closing price of a share of our common stock on the grant date and reduced in accordance with the next sentence. The initial award was divided into two equal tranches, the “annual initial award” and the “full term initial award” with the value of the annual initial award then reduced on a pro-rata basis to reflect the number of days Mr. Sennesael will actually serve as a director between his appointment date and May 1, 2026. Consistent with the terms of our outside director equity compensation policy, the “annual initial award” will vest fully on the earlier to occur of the next May 1 following Mr. Sennesael’s appointment date as a director (therefore, May 1, 2026) or the date immediately preceding our next annual meeting of stockholders, and the “full term initial award” will vest in three equal installments on each anniversary of the grant date. Beginning with our next annual meeting of stockholders, Mr. Sennesael will be eligible for equity award grants in accordance with our outside director equity compensation policy on the same terms as other continuing non-employee directors. We will also reimburse Mr. Sennesael for all reasonable expenses in connection with his services to us.
The Company intends to enter into an indemnification agreement with Mr. Sennesael in the same form as our standard form of indemnification agreement with our other directors and executive officers, a copy of which has been incorporated by reference to Exhibit 10.1 of our Registration Statement on Form S-1 and all amendments thereto (File No. 333-162947) and is incorporated herein in its entirety by reference.
There is no arrangement or understanding between Mr. Sennesael and any other persons pursuant to which Mr. Sennesael was appointed as a director. In addition, Mr. Sennesael is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.
On February 17, 2026, the Company issued a press release announcing Mr. Sennesael’s appointment as a director. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit	Description
99.1	Press Release dated February 17, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 17, 2026	MAXLINEAR, INC.

(Registrant)

		By:	/s/ Steven Litchfield
Steven Litchfield
Chief Financial Officer and Chief Corporate Strategy Officer

3